                                                                    EXHIBIT 4.10

                             CERTIFICATE OF TRUST

                                      OF

                              COASTAL FINANCE II


          THIS CERTIFICATE OF TRUST of COASTAL FINANCE II (the "Trust"), dated April 8, 1998, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware business Trust Act (12 Del. Code
Section 3801 et seq.).

          1. Name. The name of the business trust being formed hereby is Coastal Finance II.

          2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is The Bank of New York (Delaware), 400 White Clay Center, Route 273, Newark, Delaware 19711.

          3. Effective Date. This Certificate of Trust shall be effective as of its filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                 /s/ Coby C. Hesse
                                 -----------------------------------
                                 Coby C. Hesse, as Trustee

                                 /s/ Donald H. Gullquist
                                 -----------------------------------
                                 Donald H. Gullquist, as Trustee

                                 /s/ Austin M. O'Toole
                                 -----------------------------------
                                 Austin M. O'Toole, as Trustee

                                 THE BANK OF NEW YORK (DELAWARE),
                                    as Delaware Trustee

                                 By:  /s/ Mary Jane Morrissey
                                    --------------------------------
                                    Name:  Mary Jane Morrissey
                                    Title: Authorized Signatory